Exhibit 99.1

CORRECTION

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Mike Distefano, (310) 843-4199

Korn/Ferry International Announces Fourth Quarter and Fiscal 2013

Results of Operations

Highlights

•	Korn/Ferry reports record quarterly fee revenue of $227.9 million in the fourth quarter of 2013, an increase of 17% compared to Q4 FY’12, on a constant currency basis. Excluding current year acquisitions, quarterly fee revenues increased 2% on a constant currency basis.

•	Fee revenue in Leadership & Talent Consulting services grew 92% from Q4 FY’12 to Q4 FY’13 on a constant currency basis. Excluding current year acquisitions, fourth quarter revenues were essentially flat year-over-year, on a constant currency basis.

•	Fee revenue in Futurestep grew 7%, from Q4 FY’12 to Q4 FY’13, on a constant currency basis.

•	For the full year of FY’13, Korn/Ferry reports record annual fee revenue of $812.8 million, an increase of 5% over FY’12, on a constant currency basis. Excluding current year acquisitions, annual fee revenues were down 1% on a constant currency basis.

Los Angeles, CA, June 17, 2013 - Korn/Ferry International (NYSE: KFY), a premier global provider of talent management solutions, announced record quarterly and annual fee revenues of $227.9 million and $812.8 million for the fourth quarter and full year of FY’13, respectively. Fourth quarter adjusted diluted earnings per share were $0.32, excluding restructuring and transaction and integration costs of $3.5 million. Full year adjusted diluted earnings per share were $1.10, excluding restructuring, transaction and integration, and separation costs of $26.5 million. Including such costs, diluted earnings per share was $0.25 and $0.70 in the three months and year ended April 30, 2013, respectively.

“I am pleased with our strategic progress and operating results for the fourth quarter, which includes accelerating the integration of our recent acquisitions as well as further diversifying and differentiating our Company. In the fourth quarter, Korn/Ferry’s broader talent management offerings accounted for 40% of fee revenue which reflects the Company’s transformation as a talent management consultancy,” said Gary D. Burnison, CEO of Korn/Ferry International. “As global companies fight for growth and relevancy in this decade, talent will be the differentiator—Korn/Ferry is the bridge between a client’s business and talent strategy—delivering solutions that help our clients with the design, building and attraction of that talent.”

Financial Results

(dollars in millions, except per share amounts)

	Fourth Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Fee revenue	$227.9	$198.1	$812.8	$790.5
Total revenue	$238.6	$207.6	$849.7	$826.8
Operating income	$15.4	$15.4	$43.9	$82.9
Operating margin	6.8%	7.8%	5.4%	10.5%
Net income	$12.2	$12.0	$33.3	$54.3
Basic earnings per share	$0.26	$0.26	$0.71	$1.17
Diluted earnings per share	$0.25	$0.25	$0.70	$1.15

	Fourth Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
EBITDA Results (a):
EBITDA	$24.3	$22.4	$71.3	$98.5
EBITDA margin	10.7%	11.3%	8.8%	12.5%

	Fourth Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Adjusted Results (b):
Operating income	$18.9	$17.3	$70.4	$85.7
Operating margin	8.3%	8.7%	8.7%	10.8%
EBITDA (a)	$27.8	$24.3	$97.8	$101.3
EBITDA margin (a)	12.2%	12.2%	12.0%	12.8%
Net income	$15.6	$13.3	$52.8	$56.2
Basic earnings per share	$0.33	$0.28	$1.12	$1.21
Diluted earnings per share	$0.32	$0.28	$1.10	$1.19

(a)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges, transaction and integration costs and separation costs. EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliation).
(b)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Restructuring charges, net of recoveries	$2.9	$—	$22.8	$0.9
Transaction and integration costs	$0.6	$—	$3.1	$—
Separation costs	$—	$1.9	$0.6	$1.9

Fiscal 2013 Fourth Quarter Results

Fee revenue was $227.9 million in Q4 FY’13, an increase of $29.8 million, or 15%, compared to the year-ago quarter (foreign exchange rates negatively impacted fee revenue by $2.9 million), primarily driven by a $28.5 million and a $1.7 million increase in fee revenue in Leadership & Talent Consulting and Futurestep. Excluding the PDI Ninth House and Global Novations acquisitions (the “current year acquisitions”), fee revenue was $199.1 million in Q4 FY’13, an increase of 1% compared to the year-ago quarter (2% on a constant currency basis) driven by all market sectors with the largest increases in life science/healthcare, technology and the industrial sector.

Compensation and benefit expenses were $154.4 million in Q4 FY’13, an increase of $14.8 million, or 11%, compared to the year-ago quarter. The current year acquisitions contributed $18.6 million to the increase in compensation and benefit expenses, offset by a reduction of $3.8 million primarily in salaries and related payroll taxes due to lower average headcount in Executive Recruitment.

General and administrative expenses were $40.1 million in Q4 FY’13, an increase of $5.4 million, or 16%, from the year-ago quarter, resulting primarily from the current year acquisitions.

As previously disclosed, during Q4 FY’13, the Company took steps to integrate PDI Ninth House by consolidating and eliminating redundant office space around the world. As a result, the Company recorded net restructuring charges of $2.9 million in Q4 FY’13 and incurred transaction and integration costs of $0.6 million in Q4 FY’13. Excluding these costs, adjusted EBITDA was $27.8 million during Q4 FY’13, an increase of $3.5 million, or 14%, compared to Q4 FY’12. Adjusted EBITDA margin was 12.2% in both periods.

On a GAAP basis, operating income was $15.4 million in both Q4 FY’13 and Q4 FY’12 resulting in a margin of 6.8% in the current quarter compared to 7.8% in the year-ago quarter.

Fiscal 2013 Results

Fee revenue was $812.8 million in FY’13, an increase of $22.3 million, or 3%, compared to FY’12 (foreign exchange rates negatively impacted fee revenue by $15.1 million). Excluding current year acquisitions, fee revenue was $767.2 million in FY’13, a decrease of 3% (1% on a constant currency basis) compared to FY’12.

As previously disclosed, during FY’13, the Company took steps to rationalize its cost structure and to integrate the current year acquisitions. As a result, the Company recorded restructuring charges of $22.8 million to reduce its workforce and consolidate premises and incurred acquisition-related transaction and integration costs of $3.1 million in FY’13.

Adjusted EBITDA was $97.8 million during FY’13, a decrease of $3.5 million, or 3%, compared to FY’12. Adjusted EBITDA margin was 12.0%, down 80 basis points from the prior year. This decrease was primarily associated with the change in business mix and costs associated with incremental infrastructure and support services relating to the newly acquired businesses.

On a GAAP basis, operating income was $43.9 million in FY’13, a decrease of $39.0 million, or 47%, compared to FY’12 resulting in an operating margin of 5.4% in the current year compared to 10.5% in the prior year.

Balance Sheet and Liquidity

Cash and marketable securities were $366.0 million at April 30, 2013, compared to $417.7 million at April 30, 2012. Cash and marketable securities include $98.0 million held in trust for deferred compensation plans at April 30, 2013, compared to $82.2 million at April 30, 2012. Cash and marketable securities decreased by $51.7 million from April 30, 2012, mainly due to the payment of FY’12 annual bonuses in Q1 FY’13 and the payment for the current year acquisitions, partially offset by cash provided by operating activities.

Results by Segment

In Q1 FY’13, the Company began reporting its Leadership & Talent Consulting business as a separate segment. The Company reports its results in three global business segments: Executive Recruitment, Leadership & Talent Consulting and Futurestep. This change has no impact on previously reported consolidated net income or earnings per share.

Selected Executive Recruitment Data

(dollars in millions)

	Fourth Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Fee revenue	$136.8	$137.2	$522.5	$561.2
Total revenue	$142.8	$143.4	$544.8	$586.5
Operating income	$26.5	$22.4	$81.0	$109.9
Operating margin	19.4%	16.3%	15.5%	19.6%

Ending number of consultants	399	400	399	400
Average number of consultants	395	399	400	420
Engagements billed	2,718	2,692	7,554	7,879
New engagements (a)	1,231	1,175	4,750	4,963

	Fourth Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
EBITDA Results (b):
EBITDA	$29.4	$24.9	$91.2	$118.1
EBITDA margin	21.5%	18.2%	17.5%	21.0%

	Fourth Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Adjusted Results (c):
Operating income	$23.9	$22.4	$89.7	$110.7
Operating margin	17.5%	16.3%	17.2%	19.7%
EBITDA (a)	$26.8	$24.9	$99.9	$118.9
EBITDA margin (a)	19.6%	18.2%	19.1%	21.2%

(a)	Represents new engagements opened in the respective period.
(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Restructuring charges, net of recoveries	$(2.6)	$—	$8.1	$0.8
Separation costs	$—	$—	$0.6	$—

Executive Recruitment

Fee revenue was $136.8 million in Q4 FY’13, essentially flat with the year-ago quarter (foreign exchange rates negatively impacted fee revenue by $1.9 million). Fee revenue increases in North America were offset by decreases in Europe, Asia and Latin America. Fee revenues were impacted by a 1% decrease in the weighted-average fee billed per engagement, offset by a 1% increase in the number of executive recruitment engagements billed compared to the year-ago quarter.

On a GAAP basis, operating income was $26.5 million in Q4 FY’13, an increase of $4.1 million, or 18%, compared to Q4 FY’12 resulting in an operating margin of 19.4% in the current quarter compared to 16.3% in the year-ago quarter.

Adjusted EBITDA was $26.8 million during Q4 FY’13, an increase of $1.9 million, or 8%, compared to Q4 FY’12. This increase is primarily attributable to a decrease in the average headcount and associated compensation and benefits costs during the quarter compared to the year-ago quarter. For the full year, adjusted EBITDA declined by $19.0 million due to a 5% decrease in fee revenue on a constant currency basis offset by reduced compensation and benefits and general and administrative expenses.

Selected Leadership & Talent Consulting Data

(dollars in millions)

	Fourth Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Fee revenue	$60.1	$31.6	$168.1	$115.4
Total revenue	$63.1	$33.2	$176.6	$120.3
Operating (loss) income	$(1.3)	$5.0	$6.4	$16.4
Operating margin	(2.1)%	15.7%	3.8%	14.2%

Ending number of consultants (a)	133	51	133	51
Staff utilization (b)	67%	67%	64%	62%

	Fourth Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
EBITDA Results (c):
EBITDA	$1.2	$5.6	$12.4	$19.1
EBITDA margin	2.0%	17.9%	7.4%	16.6%

	Fourth Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Adjusted Results (d):
Operating income	$3.8	$5.0	$16.6	$16.4
Operating margin	6.3%	15.7%	9.9%	14.2%
EBITDA (c)	$6.3	$5.6	$22.6	$19.1
EBITDA margin (c)	10.4%	17.9%	13.4%	16.6%

(a)	Represents number of employees originating consulting services. FY’13 includes approximately 81 consultants from the current year acquisitions.
(b)	Calculated by dividing the number of hours of our full-time LTC professional staff, who recorded time to an engagement during the period, by the total available working hours during the same period. Excluding the current year acquisitions, staff utilization was 64% and 63% for the three months and year ended April 30, 2013, respectively.
(c)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Restructuring charges, net of recoveries	$5.1	$—	$10.2	$—

Leadership & Talent Consulting

Fee revenue was $60.1 million in Q4 FY’13, an increase of $28.5 million, or 90%, from the year-ago quarter. Excluding the current year acquisitions, fee revenue in Q4 FY’13 was essentially flat compared to Q4 FY’12.

On a GAAP basis, operating loss was $1.3 million, a decrease of $6.3 million compared to the year-ago quarter resulting in an operating margin of (2.1%) in the current quarter compared to 15.7% in the year-ago quarter.

Adjusted EBITDA was $6.3 million during Q4 FY’13, an increase of $0.7 million, or 13%, compared to Q4 FY’12, primarily due to the current year acquisitions. Adjusted EBITDA margin was 10.4% compared to 17.9% in Q4 FY’12 and was negatively impacted, in part, by the incremental infrastructure and support services costs related to the current year acquisitions. For the full year, adjusted EBITDA increased from $19.1 million in FY’12 to $22.6 million in FY’13 due to the current year acquisitions, offset by the incremental infrastructure costs described above.

Selected Futurestep Data

(dollars in millions)

	Fourth Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Fee revenue	$31.0	$29.3	$122.2	$113.9
Total revenue	$32.7	$31.0	$128.3	$120.0
Operating income	$3.9	$1.4	$11.0	$8.5
Operating margin	12.4%	4.6%	9.0%	7.4%

Engagements billed	1,703	1,611	5,605	4,916
New engagements (a)	863	998	4,434	3,924

	Fourth Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
EBITDA Results (b):
EBITDA	$4.1	$1.7	$12.2	$9.6
EBITDA margin	13.3%	5.6%	10.0%	8.4%

	Fourth Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Adjusted Results (c):
Operating income	$4.3	$2.3	$14.5	$9.5
Operating margin	13.8%	7.7%	11.9%	8.4%
EBITDA (b)	$4.5	$2.6	$15.7	$10.6
EBITDA margin (b)	14.7%	8.7%	12.9%	9.3%

(a)	Represents new engagements opened in the respective period.
(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’13	FY’12	FY’13	FY’12
Restructuring charges, net of recoveries	$0.4	$—	$3.5	$0.1
Separation costs	$—	$0.9	$—	$0.9

Futurestep

Fee revenue was $31.0 million in Q4 FY’13, an increase of $1.7 million, or 6%, compared to the year-ago quarter (foreign exchange rates negatively impacted fee revenue by $0.4 million). The increase in fee revenue was due to an increase in recruitment process outsourcing and recruitment.

On a GAAP basis, operating income was $3.9 million in Q4 FY’13, an increase of $2.5 million, compared to Q4 FY’12 resulting in an operating margin of 12.4% in the current quarter compared to 4.6% in the year-ago quarter.

Adjusted EBITDA was $4.5 million during Q4 FY’13, an increase of $1.9 million, or 73%, compared to Q4 FY’12, due primarily to the increase in fee revenue and a decrease in performance related bonus expenses. For the full year, adjusted EBITDA increased $5.1 million due to the $8.3 million increase in fee revenue.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, fee revenue is expected to be in the range of $215 million to $227 million in Q1 FY’14. Also during FY’14, we are continuing with our efforts to integrate the newly acquired businesses and to reduce the incremental infrastructure and support services costs in an effective and thoughtful manner, which will be enabled through investments to align and enhance our technology platform. In line with this, in Q1 FY’14, we expect to incur charges associated with these cost reduction efforts in the range of $3.8 million to $5.0 million which will yield $4.7 million to $5.5 million in annual savings starting late in the fiscal first quarter. Excluding these charges, adjusted diluted earnings per share in the first quarter are likely to be in the range of $0.26 to $0.32 with diluted earnings per share as measured by generally accepted accounting principles likely to be in the range of $0.19 to $0.27.

Earnings Conference Call Webcast

The earnings conference call will be held today at 5:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.

Korn/Ferry International (NYSE: KFY), with a presence throughout the Americas, Asia Pacific, Europe, the Middle East and Africa, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to attract, deploy, develop and reward their talent. Visit www.kornferry.com for more information on the Korn/Ferry International family of companies, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely” include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn/Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses, including current year acquisitions, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to the growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted operating income and operating margin, adjusted to exclude restructuring, transaction and integration and separation costs;

•	adjusted net income, adjusted to exclude restructuring, transaction and integration and separation costs, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring, transaction and integration and separation costs, net of income tax effect;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and

•	adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring, transaction and integration and separation costs, and adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn/Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn/Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn/Ferry’s historical performance. Korn/Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making. In the case of constant currency amounts, management believes the presentation of such information provides meaningful supplemental information regarding Korn/Ferry’s performance as excluding the impact of exchange rate changes on Korn/Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2013	2012	2013	2012
	(unaudited)
Fee revenue	$227,902	$198,087	$812,831	$790,505
Reimbursed out-of-pocket engagement expenses	10,705	9,471	36,870	36,254

Total revenue	238,607	207,558	849,701	826,759

Compensation and benefits	154,487	139,593	555,346	534,186
General and administrative expenses	40,096	34,668	142,771	138,872
Engagement expenses	19,834	14,295	65,847	55,889
Depreciation and amortization	5,877	3,650	19,004	14,017
Restructuring charges, net	2,921	—	22,857	929

Total operating expenses	223,215	192,206	805,825	743,893

Operating income	15,392	15,352	43,876	82,866
Other income (loss), net	2,501	2,761	6,309	(271)
Interest expense, net	(644)	(511)	(2,365)	(1,791)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	17,249	17,602	47,820	80,804
Income tax provision	5,595	6,152	16,637	28,351
Equity in earnings of unconsolidated subsidiaries, net	543	578	2,110	1,850

Net income	$12,197	$12,028	$33,293	$54,303

Earnings per common share:
Basic	$0.26	$0.26	$0.71	$1.17

Diluted	$0.25	$0.25	$0.70	$1.15

Weighted-average common shares outstanding:
Basic	47,452	46,591	47,224	46,397

Diluted	48,345	47,524	47,883	47,261

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended April 30,				Year Ended April 30,
	2013		2012	% Change	2013		2012	% Change
Fee Revenue:
Executive recruitment:
North America	$77,511		$76,268	2%	$290,317		$305,717	(5%)
EMEA	32,242		32,728	(1%)	128,807		141,409	(9%)
Asia Pacific	19,199		19,524	(2%)	73,221		82,230	(11%)
South America	7,839		8,642	(9%)	30,134		31,846	(5%)

Total executive recruitment	136,791		137,162	(0%)	522,479		561,202	(7%)
Leadership & Talent Consulting	60,116		31,650	90%	168,115		115,407	46%
Futurestep	30,995		29,275	6%	122,237		113,896	7%

Total fee revenue	227,902		198,087	15%	812,831		790,505	3%
Reimbursed out-of-pocket engagement expenses	10,705		9,471	13%	36,870		36,254	2%

Total revenue	$238,607		$207,558	15%	$849,701		$826,759	3%

Reconciliation of Operating Income (GAAP) to Adjusted Operating Income

		Margin		Margin		Margin		Margin
Operating Income:
Executive recruitment:
North America	$17,104	22.1%	$17,148	22.5%	$58,832	20.3%	$75,580	24.7%
EMEA	4,137	12.8%	(266)	(0.8%)	9,173	7.1%	13,288	9.4%
Asia Pacific	3,482	18.1%	3,001	15.4%	6,973	9.5%	11,859	14.4%
South America	1,761	22.5%	2,536	29.3%	5,987	19.9%	9,207	28.9%

Total executive recruitment	26,484	19.4%	22,419	16.3%	80,965	15.5%	109,934	19.6%
Leadership & Talent Consulting	(1,292)	(2.1%)	4,971	15.7%	6,424	3.8%	16,360	14.2%
Futurestep	3,834	12.4%	1,333	4.6%	10,975	9.0%	8,445	7.4%
Corporate	(13,634)		(13,371)		(54,488)		(51,873)

Total operating income	$15,392	6.8%	$15,352	7.8%	$43,876	5.4%	$82,866	10.5%

Restructuring, Transaction and Integration, and Separation Costs, net:
Executive recruitment:
North America	$(1,853)	(2.4%)	$—	—	$3,583	1.2%	$(15)	(0.0%)
EMEA	(770)	(2.4%)	—	—	4,498	3.5%	897	0.6%
Asia Pacific	16	0.1%	—	—	629	0.9%	—	—
South America	—	—	—	—	—	—	(99)	(0.3%)

Total executive recruitment	(2,607)	(1.9%)	—	—	8,710	1.7%	783	0.1%
Leadership & Talent Consulting	5,080	8.4%	—	—	10,198	6.1%	—	—
Futurestep	441	1.4%	920	3.1%	3,527	2.9%	1,066	1.0%
Corporate	598		999		4,044		999

Total restructuring, transaction and integration, and separation charges, net	$3,512	1.5%	$1,919	0.9%	$26,479	3.3%	$2,848	0.3%

Adjusted Operating Income: (Excluding Restructuring, Transaction and Integration, and Separation Costs, net)

		Margin		Margin		Margin		Margin
Executive recruitment:
North America	$15,251	19.7%	$17,148	22.5%	$62,415	21.5%	$75,565	24.7%
EMEA	3,367	10.4%	(266)	(0.8%)	13,671	10.6%	14,185	10.0%
Asia Pacific	3,498	18.2%	3,001	15.4%	7,602	10.4%	11,859	14.4%
South America	1,761	22.5%	2,536	29.3%	5,987	19.9%	9,108	28.6%

Total executive recruitment (1)	23,877	17.5%	22,419	16.3%	89,675	17.2%	110,717	19.7%
Leadership & Talent Consulting	3,788	6.3%	4,971	15.7%	16,622	9.9%	16,360	14.2%
Futurestep (1)	4,275	13.8%	2,253	7.7%	14,502	11.9%	9,511	8.4%
Corporate	(13,036)		(12,372)		(50,444)		(50,874)

Total adjusted operating income	$18,904	8.3%	$17,271	8.7%	$70,355	8.7%	$85,714	10.8%

(1)	The Company revised the presentation for expenses that are not directly associated with Futurestep, resulting in an increase in Futurestep’s operating income of $0.6 million and $2.2 million offset by a decrease in Executive Recruitment operating income in the three months and year ended April 30, 2012, respectively.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	April 30,
	2013	2012
ASSETS
Cash and cash equivalents	$224,066	$282,005
Marketable securities	20,347	40,936
Receivables due from clients, net of allowance for doubtful accounts of $9,097 and $9,437 respectively	161,508	126,579
Income taxes and other receivables	8,944	11,902
Deferred income taxes	3,511	10,830
Prepaid expenses and other assets	28,724	27,815

Total current assets	447,100	500,067

Marketable securities, non-current	121,569	94,798
Property and equipment, net	53,628	49,808
Cash surrender value of company owned life insurance policies, net of loans	85,873	77,848
Deferred income taxes	63,203	57,290
Goodwill	257,293	176,338
Intangible assets, net	58,187	20,413
Investments and other assets	28,376	38,127

Total assets	$1,115,229	$1,014,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$19,460	$14,667
Income taxes payable	5,502	8,720
Compensation and benefits payable	160,298	160,810
Other accrued liabilities	83,291	37,527

Total current liabilities	268,551	221,724

Deferred compensation and other retirement plans	159,706	142,577
Other liabilities	22,504	20,912

Total liabilities	450,761	385,213

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 61,022 and 59,975 shares issued and 48,734 and 47,913 shares outstanding, respectively	431,508	419,998
Retained earnings	236,090	202,797
Accumulated other comprehensive (loss) income, net	(2,631)	7,191

Stockholders’ equity	664,967	629,986
Less: notes receivable from stockholders	(499)	(510)

Total stockholders’ equity	664,468	629,476

Total liabilities and stockholders’ equity	$1,115,229	$1,014,689

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Three Months Ended
	April 30, 2013			April 30, 2012
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$227,902		$227,902	$198,087		$198,087
Reimbursed out-of-pocket engagement expenses	10,705		10,705	9,471		9,471

Total revenue	238,607		238,607	207,558		207,558

Compensation and benefits	154,487		154,487	139,593	(1,919)	137,674
General and administrative expenses	40,096	(591)	39,505	34,668		34,668
Engagement expenses	19,834		19,834	14,295		14,295
Depreciation and amortization	5,877		5,877	3,650		3,650
Restructuring charges, net	2,921	(2,921)	—	—	—	—

Total operating expenses	223,215	(3,512)	219,703	192,206	(1,919)	190,287

Operating income	15,392	3,512	18,904	15,352	1,919	17,271
Other income, net	2,501		2,501	2,761		2,761
Interest expense, net	(644)		(644)	(511)		(511)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	17,249	3,512	20,761	17,602	1,919	19,521
Income tax provision (1) (2)	5,595	119	5,714	6,152	671	6,823
Equity in earnings of unconsolidated subsidiaries, net	543		543	578		578

Net income	$12,197	$3,393	$15,590	$12,028	$1,248	$13,276

Earnings per common share:
Basic	$0.26		$0.33	$0.26		$0.28

Diluted	$0.25		$0.32	$0.25		$0.28

Weighted-average common shares outstanding:
Basic	47,452		47,452	46,591		46,591

Diluted	48,345		48,345	47,524		47,524

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 28% and 35% for the as adjusted amounts for the three months ended April 30, 2013 and 2012, respectively.
(2)	The three months ended April 30, 2013 includes the tax effect on restructuring charges and transaction & integration costs associated with the acquisition of PDI Ninth House, while the three months ended April 30, 2012 includes the tax effect on the separation costs related to changes in certain leadership positions.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Year Ended			Year Ended
	April 30, 2013			April 30, 2012
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$812,831		$812,831	$790,505		$790,505
Reimbursed out-of-pocket engagement expenses	36,870		36,870	36,254		36,254

Total revenue	849,701		849,701	826,759		826,759

Compensation and benefits	555,346	(516)	554,830	534,186	(1,919)	532,267
General and administrative expenses	142,771	(3,106)	139,665	138,872		138,872
Engagement expenses	65,847		65,847	55,889		55,889
Depreciation and amortization	19,004		19,004	14,017		14,017
Restructuring charges, net	22,857	(22,857)	—	929	(929)	—

Total operating expenses	805,825	(26,479)	779,346	743,893	(2,848)	741,045

Operating income	43,876	26,479	70,355	82,866	2,848	85,714
Other income (loss), net	6,309		6,309	(271)		(271)
Interest expense, net	(2,365)		(2,365)	(1,791)		(1,791)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	47,820	26,479	74,299	80,804	2,848	83,652
Income tax provision (1) (2)	16,637	6,953	23,590	28,351	999	29,350
Equity in earnings of unconsolidated subsidiaries, net	2,110		2,110	1,850		1,850

Net income	$33,293	$19,526	$52,819	$54,303	$1,849	$56,152

Earnings per common share:
Basic	$0.71		$1.12	$1.17		$1.21

Diluted	$0.70		$1.10	$1.15		$1.19

Weighted-average common shares outstanding:
Basic	47,224		47,224	46,397		46,397

Diluted	47,883		47,883	47,261		47,261

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an annual effective tax rate of 32% and 35% for the as adjusted amounts for the year ended April 30, 2013 and 2012, respectively.
(2)	The year ended April 30, 2013 includes the tax effect on restructuring charges, transaction and integration costs associated with the acquisition of PDI Ninth House, and separation costs, while the year ended April 30, 2012 includes the tax effect on the separation costs related to changes in certain leadership positions and restructuring charges.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended April 30, 2013
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$136,791	$60,116	$30,995	$—	$227,902

Net income					$12,197
Other income, net					2,501
Interest expense, net					(644)
Income tax provision					5,595
Equity in earnings of unconsolidated subsidiaries, net					543

Operating income (loss)	$26,484	$(1,292)	$3,834	$(13,634)	15,392
Depreciation and amortization	2,243	2,625	240	769	5,877
Other income (loss), net	518	(146)	36	2,093	2,501
Equity in earnings of unconsolidated subsidiaries, net	129	—	—	414	543

EBITDA	29,374	1,187	4,110	(10,358)	24,313

EBITDA margin	21.5%	2.0%	13.3%		10.7%
Restructuring (recoveries) charges, net	(2,607)	5,080	441	7	2,921
Transaction and integration costs	—	—	—	591	591

Adjusted EBITDA	$26,767	$6,267	$4,551	$(9,760)	$27,825

Adjusted EBITDA margin	19.6%	10.4%	14.7%		12.2%

	Three Months Ended April 30, 2012
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$137,162	$31,650	$29,275	$—	$198,087

Net income					$12,028
Other income, net					2,761
Interest expense, net					(511)
Income tax provision					6,152
Equity in earnings of unconsolidated subsidiaries, net					578

Operating income (loss)	$22,419	$4,971	$1,333	$(13,371)	15,352
Depreciation and amortization	2,103	671	285	591	3,650
Other income, net	218	18	9	2,516	2,761
Equity in earnings of unconsolidated subsidiaries, net	159	—	—	419	578

EBITDA	24,899	5,660	1,627	(9,845)	22,341

EBITDA margin	18.2%	17.9%	5.6%		11.3%
Separation costs	—	—	920	999	1,919

Adjusted EBITDA	$24,899	$5,660	$2,547	$(8,846)	$24,260

Adjusted EBITDA margin	18.2%	17.9%	8.7%		12.2%

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Year Ended April 30, 2013
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$522,479	$168,115	$122,237	$—	$812,831

Net income					$33,293
Other income, net					6,309
Interest expense, net					(2,365)
Income tax provision					16,637
Equity in earnings of unconsolidated subsidiaries, net					2,110

Operating income (loss)	$80,965	$6,424	$10,975	$(54,488)	43,876
Depreciation and amortization	8,991	6,012	1,180	2,821	19,004
Other income (loss), net	793	(75)	51	5,540	6,309
Equity in earnings of unconsolidated subsidiaries, net	434	—	—	1,676	2,110

EBITDA	91,183	12,361	12,206	(44,451)	71,299

EBITDA margin	17.5%	7.4%	10.0%		8.8%
Restructuring charges, net	8,194	10,198	3,527	938	22,857
Transaction and integration costs	—	—	—	3,106	3,106
Separation costs	516	—	—	—	516

Adjusted EBITDA	$99,893	$22,559	$15,733	$(40,407)	$97,778

Adjusted EBITDA margin	19.1%	13.4%	12.9%		12.0%

	Year Ended April 30, 2012
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$561,202	$115,407	$113,896	$—	$790,505

Net income					$54,303
Other loss, net					(271)
Interest expense, net					(1,791)
Income tax provision					28,351
Equity in earnings of unconsolidated subsidiaries, net					1,850

Operating income (loss)	$109,934	$16,360	$8,445	$(51,873)	82,866
Depreciation and amortization	8,140	2,613	1,070	2,194	14,017
Other (loss) income, net	(145)	146	41	(313)	(271)
Equity in earnings of unconsolidated subsidiaries, net	159	—	—	1,691	1,850

EBITDA	118,088	19,119	9,556	(48,301)	98,462

EBITDA margin	21.0%	16.6%	8.4%		12.5%
Restructuring charges, net	783	—	146	—	929
Separation costs	—	—	920	999	1,919

Adjusted EBITDA	$118,871	$19,119	$10,622	$(47,302)	$101,310

Adjusted EBITDA margin	21.2%	16.6%	9.3%		12.8%